SECURITIES AND EXCHANGE COMMISSION
			Washington, DC  20549

                           FORM 8-K

                   Current Report Pursuant
                 to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


                         POWER REIT
       (Exact Name of Registrant as Specified in Its Charter)

                          Maryland
          (State or Other Jurisdiction of Incorporation)



        333-177802                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)


55 Edison Avenue, West Babylon, New York	  11704
(Address of Principal Executive Offices)	(Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








SECTION 8: OTHER EVENTS

Item 8.01

On April 13, 2012, the Registrant announced that it filed a "shelf" registration statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission ("SEC") to raise up to $100,000,000 through the issuance from time to time of common shares, preferred shares, rights and warrants, and units of the foregoing. The net proceeds of any equity offerings under the Registration Statement will be used to invest in real estate related to energy and transportation infrastructure assets and for general working capital purposes.

The Registration Statement has been filed with the SEC, but has not yet become effective. The information in the Registration Statement is not complete and may be changed. We may not sell any securities until the Registration Statement filed with the SEC is effective and a supplement describing, among other items, the details of each offering, including the securities to be offered, amount and pricing, has been filed with the SEC. Neither the Registration Statement nor this press release is an offer to sell any securities and it is not a solicitation of an offer to buy or sell any securities in any jurisdiction where the offer or sale is not permitted.

SECTION 9: FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	    Press Release of Power REIT dated April 13, 2012


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	April 13, 2012

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman